                  SEVERANCE AGREEMENT AND MUTUAL RELEASE OF CLAIMS

     ____________ (hereinafter "Employee") and THE RICEX COMPANY, a Delaware corporation (hereinafter "Employer") enter into this Severance Agreement and Mutual Release of Claims (hereinafter, "Agreement") under the following terms and conditions:

          1.   BACKGROUND AND PURPOSE.

               1.1 Employee was employed by Employer pursuant to an employment agreement executed by Employee on or about _____________ ("Employment Agreement").

               1.2 Employee and Employer desire to mutually sever the employment relationship between them on the terms and conditions set forth below.

          2. RESIGNATION. The parties hereby terminate all of the terms of the Employment Agreement and Employee resigns as an employee of Employer effective ________________ ("Resignation Date").

          3. CONSIDERATION. In consideration of the mutual releases and agreements set forth in this Agreement, Employer agrees to provide Employee with the following severance benefits:

               3.1 A lump sum severance benefit payment in the amount of __________________ Dollars ($_____) less all legally required employee deductions and withholdings, which shall be payable upon the expiration of the seven (7) day revocation period established pursuant to Section 4.6. Such payment includes the payment of Employee's gross salary from _____________ through_____________ in the amount of ________________ Dollars
($______). Upon signing of this Agreement, Employer shall deliver said lump sum (less deductions and withholdings) by check or wire transfer to _____________ for deposit into the firm's trust account and to be released pursuant to the Joint Escrow Instructions attached hereto as Exhibit A.

               3.2 Employer shall grant to Employee certain rights to purchase up to ____________ shares of Employer's common stock on the terms and conditions set forth in the form of Warrant to Purchase Capital Stock ("Warrant") attached hereto as Exhibit A. Upon the expiration of the seven
(7) day revocation period established pursuant to Section 4.6, Employer shall properly execute and deliver to Employee the Warrant. Employee and Employer further agree that any prior agreements between the Employee and Employer for the option, warrant or right to purchase common stock of the Employer shall be terminated and of no further force and effect upon the execution and delivery of the Warrant pursuant to this Section 3.2.

               3.3 Continuing Directors' and Officers' liability insurance coverage on terms no less favorable to Employee than those contained in the policy in effect as of

November 1, 1998 with regard to Employee's services for Employer for a period of three (3) years following the Resignation Date.

               3.4 Employer further agrees to seal Employee's personnel records and to only release the records upon written request of Employee or pursuant to subpoena, a Court order, an administrative ruling, or as otherwise required by law or legal or judicial process.

               3.5 Employer further agrees to maintain Employee's and, if applicable, Employee's dependents', health insurance coverage through December 31, 1998; thereafter Employee and Employee's dependents shall be entitled to COBRA rights under applicable law.

               3.6 Employer further agrees that it will not contest any claim by Employee for unemployment compensation benefits based on services performed by Employee for Employer; PROVIDED HOWEVER that Employer makes no representation whatsoever regarding Employee's eligibility for, or entitlement to, any such unemployment compensation.

          4.   RELEASES OF LIABILITY.

               4.1 In consideration of the promises and covenants contained in this Agreement, Employer and Employee agree to the following releases.

               4.2 SPECIFIC RELEASE OF AGE DISCRIMINATION CLAIM. Employee represents that Employee understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended, provides Employee the right to bring a claim against Employer if Employee believes that Employee has been discriminated against on the basis of age. Employee expressly warrants that Employee will not file any claim or action against Employer or any entity or employee associated with or employed by Employer based on any alleged violations of the Age Discrimination in Employment Act of 1967, as amended, arising through the date of this Agreement. Employee hereby waives any right to assert a claim for relief under this Act, including but not limited to, back pay, attorneys' fees, damages, reinstatement or injunctive relief.

               4.3 SPECIFIC RELEASE OF STATUTORY RIGHTS CLAIMS. Employee understands and acknowledges that Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Vietnam Era Veterans Readjustments Assistance Act of 1974, the California Family Rights Act of 1991, the Federal Family and Medical Leave Act of 1993, and the California Fair Employment and Housing Act, as amended, and applicable provisions of California's Labor Code provide the right to an employee to bring charges, claims or complaints against an employer if the employee believes he or she has been discriminated against on a number of bases, including race, ancestry, color, religion, sex, marital status, national origin, age, status as a veteran of the Vietnam era, request or need for family or medical leave, physical or mental disability, medical condition, or sexual preference. Employee, with full understanding of the rights afforded Employee under these federal and state laws, agrees that Employee will not file, or cause to be filed, against Employer, any charges, complaints, or actions based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws, relating to or arising out of Employee's employment with Employer or Employee's Resignation. Employee hereby waives any right to assert a claim for relief against Employer arising up to and including the date of execution of this Agreement which may be available under these federal and state laws including, but not limited to, back pay, attorneys' fees, damages, reinstatement, or injunctive relief, which Employee may otherwise recover based on any alleged violation of these federal and state laws, or any successor or replacement federal or state laws.

               4.4 MUTUAL GENERAL RELEASE. Employee, for Employee's part, shall and hereby does release and forever discharge Employer, and Employer's predecessors, successors, heirs, assigns, executors, administrators, agents, employees, representatives, attorneys, affiliates, subsidiaries, and any and all past or present officers and directors of Employer in their individual and representative capacities, and all of them, as well as any and all persons acting or allegedly acting by, under, through or in concert with any of them ("Employer Releasees"), against any and all claims, damages, actions, causes of action, liabilities, judgments, liens, contracts, agreements, rights, debts, suits, obligations, promises, acts, costs and expenses (including, but not limited to, attorneys' fees), damages and charges of whatsoever nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, fixed or contingent, or ever filed or prosecuted (hereinafter, collectively referred to as "Claims") which Employee may now have, or claims to have, or any time heretofore had, or claimed to have had, against Employer Releasees as a result of things undertaken, said, stated, done or admitted to be done up to and including the date of this Agreement; PROVIDED HOWEVER that Employee shall not be deemed to release Employer under this Section 4.4 for obligations of the Employer arising out of this Agreement or the Indemnification Agreement between Employer and Employee or any other rights Employee may have to indemnification or contribution from Employer.

     Excepting the obligations set forth in this Agreement, Employer, and its predecessors, successors, heirs, assigns, executors, administrators, agents, employees, representatives, attorneys, affiliates, subsidiaries, and any and all past or present officers and directors for their part, shall and hereby do release and forever discharge Employee and Employee's predecessors, successors, heirs, assigns, agents, representatives, attorneys executors and administrators and all of them ("Employee Releasees") against any and all Claims (as defined in the preceding paragraph) which Employer may now have, or claims to have, or at any time heretofore had or claimed to have had against Employee Releasees as a result of things undertaken, said, stated, done or admitted to be done up to and including the date of this Agreement; PROVIDED HOWEVER that if Employer at any time before the Resignation Date or on or before the day six months after the Resignation Date, discovers that Employee has stolen, taken, destroyed, or otherwise tampered with any confidential materials and/or information of Employer, or has disclosed any confidential materials and/or information of Employer to any third party without the express written authorization of Employer (other than actions taken by Employee in good faith and in the normal course of business in her capacity as an officer of Employer and for the benefit and in the best interests of Employer), during Employee's term of employment or following the Resignation Date, Employer (i) shall not be deemed to have released Employee from any liability for such action and Employer shall file an action, claim or suit against Employee for such actions discovered within seven months after the Resignation Date and (ii) that Employer shall not be deemed to release Employee under this Section 4.4 for obligations of the Employee arising out of the Confidentiality Agreement between Employer and Employee.

               4.5 WAIVER OF UNKNOWN AND UNANTICIPATED CLAIMS. It is understood and agreed that the releases as referred to in this Agreement are full and final releases by Employee of Employer Releasees and by Employer of Employee Releasees, and that such full and final releases include, without limitation, all unknown and unanticipated claims, injuries, debts, or damages, as well as those now known or disclosed. With respect to any claims by Employee against Employer, or by Employer against Employee, the parties to this Agreement expressly waive the provisions of California Civil Code section 1542 which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

In that connection, the parties hereto, and each of them, realize and acknowledge that one or more of the Claims may include losses sustained by Employee on account of Employer, or losses sustained by Employer on account of Employee, that are presently unknown or unsuspected, and that such losses as were sustained may give rise to additional losses and expenses in the future which are not now anticipated. Nevertheless, Employee and Employer acknowledge that this release has been negotiated and agreed upon and that in consideration for the rights and benefits under this Agreement, Employee intends and hereby does release, acquit and forever discharge Employer, and Employer intends and hereby does release, acquit and forever discharge Employee, as set forth above, from any and all Claims, including those that are unknown, unsuspected or unforeseen or that are presently unknown and unanticipated.

               4.6 OLDER WORKERS BENEFIT PROTECTION ACT. Pursuant to the terms of the Older Workers' Benefit Protection Act (OWBPA), Employee acknowledges that Employee has twenty-one (21) days from the date of presentation of this Agreement to Employee, which occurred on December 16, 1998 in which to consider the terms and conditions of this Agreement. Employee acknowledges that, by the terms of this Agreement, Employee has been advised in writing that during the aforementioned twenty-one (21) day period, Employee should consult with an attorney regarding the terms and conditions of this Agreement. Employee further acknowledges that, by the terms of this Agreement, Employee has been advised that following execution of this Agreement, Employee has seven (7) days in which Employee may revoke this Agreement and that this Agreement does not become effective until the seventh day following execution of the Agreement. The date seven (7) days following the execution of the Agreement shall be the effective date of this Agreement.

          5. CONFIDENTIALITY OF EMPLOYER'S PROPRIETARY INFORMATION. Employee acknowledges that by reason of Employee's position with Employer, Employee has been given access to confidential and/or proprietary information or materials respecting Employer's business affairs. Such confidential information may include, but is not limited to, Employer's business strategies, financial results, contractual agreements between Employer and other individuals or entities, strategies and ideas, compilation of information and records which are owned by Employer and are regularly used in operation of Employer's business, procedures, written descriptions, processes, research projects, protocols or other tangible items and documentation, including computer programs, reports and marketing information, which has not been released by Employer as general public information. For purposes of this Agreement, "confidential information" does not include information which has become general public information through no involvement of Employee. Employee represents that Employee has held all such information confidential and will continue to do so. Employee represents and agrees that Employee shall not disclose any such confidential information. Employee further represents that all files, records, documents, lists, equipment, inventions, computer programs, research projects, protocols, processes and similar items relating to the business of Employer, whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer. Employee further represents that Employee does not have in Employee's possession any of the confidential materials and/or information described in this paragraph and has returned all such confidential materials and/or information to Employer.

               5.1 REPRESENTATION AND WARRANTY. Employee represents and warrants to Employer as a material inducement to Employer entering into this Agreement that Employee (i) has not retained, acquired or delivered to any third parties any of Employer's records or data, including without limitation any financial information, client lists, electronic data, research and development records, recorded strategies, plans or proposals or other proprietary information, and (ii) Employee has not destroyed, erased or spoiled or altered any of the records or data referenced in this Section 5.1 (other than actions taken by Employee in good faith and in the normal course of business in her capacity as an officer of Employer and for the benefit and in the best interests of Employer).

          6. RESOLUTION OF DISPUTES. Any disputes regarding the rights or obligations of the parties under this Agreement shall be conclusively determined by binding arbitration. The arbitration shall be conducted as follows:

               6.1 BINDING ARBITRATION. Any dispute between the parties shall be submitted to, and conclusively determined by, binding arbitration in accordance with this paragraph. The provisions of this paragraph shall not preclude any party from seeking injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the dispute, and the filing of an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's arbitration rights. The arbitration of any dispute between the parties to this Agreement shall be governed by the provisions of the California Arbitration Act (California Code of Civil Procedure section 1280, et seq.).

               6.2 INITIATION OF ARBITRATION. In the case of any dispute between the parties to this Agreement, either party shall have the right to initiate the binding arbitration process provided for in this paragraph by serving upon the other party a demand for arbitration. Notwithstanding any other provision of law, in order to be enforceable a demand for arbitration must be served within one hundred and eighty (180) days of the date on which a party discovers, or reasonably should have discovered, facts giving rise to a dispute as defined above.

               6.3 SELECTION OF ARBITRATORS. Within thirty (30) days of service of a demand for arbitration by either party to this Agreement, the parties shall endeavor in good faith to select a single arbitrator. If they fail to do so within that time period, each party shall have an additional period of fifteen (15) days in which to appoint an arbitrator and those arbitrators within fifteen (15) days shall select an additional arbitrator. If any party fails to appoint an arbitrator or if the arbitrators initially selected by the parties fail to appoint an additional arbitrator within the time specified herein, any party may apply to have an arbitrator appointed for the party who has failed to appoint, or to have the additional arbitrator appointed, by the presiding judge for the Superior Court, Sacramento County, California. If the presiding judge, acting in his or her personal capacity, is unable or unwilling to appoint the additional arbitrator, that arbitrator shall be selected in accordance with California Code of Civil Procedure section 1281.6.

               6.4 LOCATION OF ARBITRATION. Any arbitration hearing shall be conducted in Sacramento County, California.

               6.5 APPLICABLE LAW. The law applicable to the arbitration of any dispute shall be the law of the State of California, excluding its conflicts of law rules.

               6.6 ARBITRATION PROCEDURES. Except as otherwise provided in this paragraph, the arbitration shall be governed by the California Arbitration Act (Code Civ. Proc., Section 1280 et seq.). In addition, either party may choose, at that party's discretion, to request that the arbitrators resolve any dispositive motions prior to the taking of evidence on the merits of the dispute. By way of example, such dispositive motions would include, but not be limited to, those which would entitle a party to summary judgement or summary adjudication of issues pursuant to Code of Civil Procedure section 437c or resolution of a special defense as provided for at Code of Civil Procedure section 597. In the event a party to the arbitration requests that the arbitrators resolve a dispositive motion, the arbitrators shall receive and consider any written or oral arguments regarding the dispositive motion, and shall receive and consider any evidence specifically relating thereto, and shall render a decision thereon, before hearing any evidence on the merits of the dispute.

               6.7 LIMITATION ON SCOPE OF ARBITRATORS' AWARD OR DECISION. Employer and Employee agree that if the arbitrators find any disputed claim to be meritorious, the arbitrators shall have the authority to order legal and/or equitable relief appropriate to the claim.

               6.8 COSTS OF ARBITRATION; ATTORNEYS' FEES. Each party shall bear equally the costs of the arbitration and shall bear its own attorneys' fees. However, Employer and Employee agree that the arbitrators, in their discretion, may award to the prevailing party the costs, including the costs of the arbitration, and attorneys' fees incurred by that party in participating in the arbitration process.

               6.9 ACKNOWLEDGMENT OF CONSENT TO ARBITRATION. NOTICE: BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "RESOLUTION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "RESOLUTION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR EXECUTION OF THIS AGREEMENT INDICATING YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     BY EXECUTING THIS AGREEMENT AND INITIALLING IN THE SPACE BELOW, YOU ARE INDICATING THAT YOU HAVE READ AND UNDERSTOOD THE FOREGOING AND UNDERSTAND THAT, BY EXECUTING THIS AGREEMENT, YOU AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS "RESOLUTION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

          Employer's Authorized Representative's Initials:  _________

          Employee's Initials:          ___________

          7. NO REHIRE. Employee shall not be subject to rehire as an employee of Employer.

          8. ENTIRE AGREEMENT. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

          9. WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

          10. AMENDMENT. The provisions of this Agreement may be modified or amended at any time by agreement of the parties. Any such amendment or modification as hereinafter may be made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the party or parties against whom enforcement of the modification or amendment is sought.

          11. REPRESENTATION BY COUNSEL. This Agreement has been carefully read by the parties and the contents hereof are known and understood by all parties. The parties have each received independent legal advice from attorneys of their choice with respect to the preparation, review and advisability of executing this Agreement. Prior to the execution of this Agreement by each party, the parties' attorneys reviewed the Agreement, and the parties acknowledge that they have executed this Agreement after independent investigation and without fraud, duress or undue influence.

          12. SEVERABILITY. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

          13. ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

          14. SUCCESSION. Subject to the provisions otherwise contained in this Agreement, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the respective parties hereto.

          15. GOVERNING LAW AND CONSENT TO JURISDICTION. The rights and obligations of the parties, and the interpretation and performance of this Agreement, shall be governed by the laws of the State of California, excluding its conflict of law rules. To the maximum extent permitted by law, the parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and determined in the Superior Court of the State of California, in and for the County of Sacramento.

          16. NOTICES. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the

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

document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee. Any notice under this Agreement shall be addressed as follows:

     If to Employee:


     If to Employer:     Daniel McPeak
                         The RiceX Company
                         1241 Hawk's Flight Court
                         El Dorado Hills, CA  95762

          17. CAPTIONS. All paragraph captions are for reference only and should not be considered in construing this Agreement.

          18. NONASSIGNABILITY. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing the nondefaulting parties to exercise all remedies available under law.

          19. COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one-in-the-same document.

Dated:
      -----------------------

                                        EMPLOYEE

                                        -----------------------------------



                                        THE RICEX COMPANY, a Delaware
                                        corporation

                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------


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